Exhibit 10.6.2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

DATED AS OF OCTOBER 5, 2012

BY

AXOGEN, INC.,

AND

AXOGEN CORPORATION,

AS GRANTORS

IN FAVOR OF

PDL BIOPHARMA, INC.,

AS PURCHASER

-i-

(continued)

(continued)

(continued)

SCHEDULES

6.01	Information for UCC Filings
6.06	Nature of Collateral

ANNEXES

I	Form of Assumption Agreement

GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 5, 2012 by AXOGEN, INC., a Minnesota corporation ( the “Seller”; and together with any other entity on the signature pages hereto or that may become a party hereto as a grantor as provided herein, each a “Grantor” and collectively, jointly and severally, the “Grantors”), in favor of PDL BIOPHARMA, INC., a Delaware corporation, as Purchaser (in such capacity, the “Purchaser”) under the Revenue Interests Purchase Agreement, dated as of October 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) between the Seller and the Purchaser.

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to purchase the Assigned Interests (as defined in the Purchase Agreement) upon the terms and conditions set forth therein; and

WHEREAS, it is a condition precedent to the purchase by Purchaser of the Assigned Interests that the Grantors shall have executed and delivered this Agreement to the Purchaser;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. DEFINITIONS.

1.01. Definition of Terms Used Herein Generally. Except as otherwise provided herein, all capitalized terms used herein (including in the preamble hereto) but not defined herein shall have the meanings set forth in the Purchase Agreement. Except as specifically provided herein, all terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein as of the date hereof; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC as of the date hereof.

1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Collateral”: as defined in Section 3.

“Event of Default”: the occurrence of any Put Option Event under the Purchase Agreement.

“Fully Satisfied”: with respect to the Secured Obligations, at any time that (a) all amounts constituting Secured Obligations shall have been paid in full in cash; and (b) all fees, expenses and other amounts (including contingent obligations, including those in respect of indemnification provisions contained in the Transaction Documents, but excluding obligations in respect of such indemnification provisions for which no claim has been made and for which no notice of claim has been given) unpaid as of such time which constitute Secured Obligations shall have been paid in full in cash.

“Grantor”: as defined in the preamble.

“Guarantors”: the collective reference to each Grantor, other than Borrower.

“NYUCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.

“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Stock”: the shares of capital stock or other equity interests owned at any time by any Person, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the capital stock or other equity interests of any Person that may be issued or granted to, or held by, any Person.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(64) of the NYUCC.

“Purchase Agreement”: as defined in the preamble.

“Purchaser”: as defined in the preamble.

“Secured Obligations”: means the “Obligations” of the Seller to the Purchaser, as defined in the Purchase Agreement, and any obligations owed by a Grantor other than the Seller to the Purchaser pursuant to the terms of the Transaction Documents.

“Security Interest”: the security interest granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Seller”: as defined in the preamble. Any references herein to “each,” “either” or “such” Seller or to the “applicable” Seller, or to the “the Seller” shall mean and refer to Seller.

“UCC”: the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 7.18). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

1.03. Rules of Interpretation. The rules of interpretation specified in Section 7.10 of Purchase Agreement shall be applicable to this Agreement. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

Section 2. GUARANTEE

2.01. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Purchaser and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Seller when due of the Secured Obligations.

(b) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchaser hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations shall have been Fully Satisfied notwithstanding that from time to time during the term of the Purchase Agreement Seller may be free from any Secured Obligations.

(e) No payment made by the Seller, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchaser from the Seller, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Fully Satisfied.

2.02. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid at least its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Purchaser and each Guarantor shall remain liable to the Purchaser for the full amount guaranteed by such Guarantor hereunder.

2.03. Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchaser, (i) no Guarantor shall be entitled to be subrogated to any of the rights of the Purchaser against the Seller or any other Guarantor or Grantor or any collateral security or guarantee or right of offset held by the Purchaser for the payment of the Secured Obligations, (ii) no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Seller or any other Guarantor or Grantor in respect of payments made by such Guarantor hereunder, and (iii) each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor, in each case, until all

Secured Obligations are Fully Satisfied. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Purchaser, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchaser in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Purchaser, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Purchaser may determine. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Purchaser and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 2.03, and that the Purchaser and its successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 2.03, and its rights under this Section 2.03, shall survive payment in full of the Obligations.

2.04. Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Purchaser may be rescinded by the Purchaser and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchaser, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held the Purchaser for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. The Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.05. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Seller and any of the Guarantors, on the one hand, and the Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or any of the Guarantors with respect to the Secured Obligations, except as required pursuant to the Purchase Agreement. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not of collection) without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document (other than this Agreement), any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchaser; (b) any defense, set-off or counterclaim (other than a defense of complete payment and performance hereunder) which may at any time be available to or be asserted by the Seller or any other Person against the Purchaser; or (c) any other circumstance whatsoever (with or without notice to or knowledge of Seller or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Seller, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from Seller, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.06. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.07. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchaser without set-off or counterclaim in Dollars in immediately available funds to the account of Purchaser and that all such payments will be subject to the provisions of the Transaction Agreement.

2.08. Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, and except as set forth in Section 2.11, each Guarantor hereby expressly and irrevocably waives until all Secured Obligations have been paid in full any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Purchaser and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 2.08, and that the Purchaser and its successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 2.08, and its rights under this Section 2.08, shall survive payment in full of the Obligations. The foregoing waiver shall not be deemed to limit or prohibit the payment of indebtedness or other obligations of any Guarantor to any other Guarantor or other Person which is otherwise permitted under this Agreement or any other Transaction Document.

2.09. Election of Remedies. If the Purchaser may, under applicable law, proceed to realize its benefits under any of the Transaction Documents giving the Purchaser a Lien upon any Collateral, whether owned by any Guarantor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, the Purchaser may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2. If, in the exercise of any of its rights and remedies, the Purchaser shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by the Purchaser and waives, to the extent permitted by applicable law, any claim based upon such action, even if such action by Purchaser shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by the Purchaser. Any election of remedies that results in the denial or impairment of the right of the Purchaser to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor’s obligation to pay the full amount of the Secured Obligations. In the event the Purchaser shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Transaction Documents, the Purchaser may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by the Purchaser but shall be credited against the Secured Obligations. The amount of the successful bid at any such public sale, whether the Purchaser or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 2, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Purchaser might otherwise be entitled but for such bidding at any such sale.

2.10. Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 2 (which liability is in any event in addition to amounts for which such Guarantor is primarily liable under Section 2 of the Purchase Agreement) shall be limited to an amount not to exceed as of any date of determination the amount that could be claimed by the Purchaser from such Guarantor under this Section 2.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 2.11.

2.11. Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Guarantor shall make a payment under this Section 2.11 of all or any of the Secured Obligations which it has agreed to guarantee pursuant hereto (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Secured Obligations, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 2 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 2.11 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 2.11 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.01. Nothing contained in this Section 2.11 shall limit the liability of Seller to pay the payments owing from it to the Purchaser for which Seller shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantors against other Grantors under this Section 2.11 shall be exercisable upon the full and indefeasible payment of the Secured Obligations.

Section 3. GRANT OF SECURITY INTEREST.

Each Grantor hereby grants to the Purchaser a security interest in, and mortgage on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has, or at any time in the future may acquire, any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

a. all accounts, including health-care receivables, all instruments, chattel paper, and promissory notes evidencing such accounts and all Pledged Stock delivered to a Grantor in respect of settlement of any account;

b. all deposit accounts, all claims now or hereafter arising therefrom, all funds now or hereafter held therein, all amounts now or hereafter credited thereto and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts; and

c. all cash, provided that such shall exclude any deposits given for security of any lease.

Section 4. AUTHORIZATION TO FILE FINANCING STATEMENTS. Each Grantor hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all accounts receivable, including health care receivables, and all instruments, chattel paper, and promissory notes evidencing such accounts and all Pledged Stock delivered to a Grantor in respect of settlement of any account; all deposit accounts, all claims now or hereafter arising therefrom, all funds now or hereafter held therein, all amounts now or hereafter credited thereto and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts; and all cash of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Purchaser promptly upon request. Each Grantor also ratifies its authorization for the Purchaser to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 5. [RESERVED].

Section 6. Representations and Warranties. To induce the Purchaser to enter into the Purchase Agreement and to induce the Purchaser to purchase the Secured Obligations from the Seller thereunder, each Grantor hereby represents and warrants to the Purchaser that:

6.01. Grantors’ Legal Status. (a) Such Grantor is an organization as set forth in Schedule 6.01; (b) such organization is of the type, and is organized in the jurisdiction, set forth in Schedule 6.01; and (c) Schedule 6.01 sets forth such Grantor’s correct legal name, prior organizational names within the previous five years, chief executive office, organizational identification number or states that such Grantor has none.

6.02. Grantors’ Legal Names. Such Grantor’s exact legal name is that set forth on the signature page hereof (or, in the case of any Grantor that becomes a party hereto after the date hereof, on the signature page to the applicable Assignment and Assumption Agreement).

6.03. Grantors’ Locations. Schedule 6.01 sets forth such Grantor’s place of business or (if it has more than one place of business) its chief executive office, as well as its mailing address if different. Such Grantor’s place of business or (if it has more than one place of business) its chief executive office (if such Grantor is an organization) is located in a jurisdiction that has adopted the UCC or whose laws generally require that information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the Collateral.

6.04. Representations in the Purchase Agreement. The representations and warranties set forth in Section 5 of the Purchase Agreement as they relate to such Grantor to the Transaction Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Purchaser shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the applicable Seller’s knowledge shall, for the purposes of this Section 6.04, be deemed to be a reference to such Grantor’s knowledge.

6.05. Title to Collateral. The Collateral of such Grantor is owned by such Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to the Purchase Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any of its Collateral or (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, with respect to Liens expressly permitted pursuant to the Purchase Agreement.

6.06. Nature of Collateral. None of the Collateral of such Grantor constitutes, or is the proceeds of, farm products and none of the Collateral has been purchased or will be used by such Grantor primarily for personal, family or household purposes, and as of the Closing Date, except as set forth on Schedule 6.06:

(a) none of the account debtors or other persons obligated on any of the Collateral of such Grantor is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

(b) such Grantor has no deposit accounts or other bank accounts; and

(c) such Grantor has no securities accounts or securities entitlements.

6.07. Compliance with Laws. Such Grantor has at all times operated its business in compliance with all laws, except as could not reasonably be expected to have a Material Adverse Effect.

6.08. Validity of Security Interest. (a) The Security Interest granted by each Grantor constitutes, to the extent possible under applicable law, a legal and valid security interest in all of the Collateral of such Grantor securing the payment and performance of the Secured Obligations and (b) upon the giving of value, the filing of financing statements describing the Collateral in the offices listed on the Schedule 6.01, and the taking of all applicable actions in respect of perfection contemplated by Sections 7.06 and 7.07 in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement), the Security Interest will be valid, enforceable and perfected in all Collateral of such Grantor. The Security Interest is and shall be prior to any other Lien on the Collateral, other than Liens expressly permitted to be prior to the Security Interest under the Purchase Agreement.

6.09. Reserved.

6.10. Investment Property in lieu of Payment. No account exceeding $50,000 has been settled with the Grantor’s receipt of Pledged Stock that has not been delivered to the Purchaser.

6.11. Account Receivables. No amount exceeding $50,000 and payable to such Grantor under or in connection with any account is evidenced by any instrument, promissory note, chattel paper, and no account exceeding $50,000 has been settled by the account debtor granting to such Grantor Pledged Stock which has not been delivered to the Purchaser.

6.12. Accounts. (i) Each account of such Grantor is genuine and in all material respects what they purport to be, (ii) each account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered or to be rendered by such Grantor to the account debtor named therein, (iii) no material account of such Grantor is evidenced by any instrument, promissory note or chattel paper other than any such instrument, promissory note or chattel paper that has been theretofore endorsed over, assigned and delivered to, or submitted to the control of, the Purchaser (accompanied by such instruments of transfer and assignment duly executed in blank as the Purchaser may from time to time specify), and (iv) no surety bond was required or given in connection with any account of such Grantor or the contracts or purchase orders out of which they arose and the right to receive payment under each account is assignable.

6.13. Reserved.

Section 7. COVENANTS. Each Grantor covenants and agrees with the Purchaser, in each case at such Grantor’s own cost and expense, as follows.

7.01. Grantors’ Legal Status. Such Grantor shall not change its type of organization, jurisdiction of organization or other legal structure except upon not less than twenty (20) days’ prior written notice to the Purchaser.

7.02. Grantors’ Names. Such Grantor shall not change its name except upon not less than twenty (20) days’ prior written notice to the Purchaser.

7.03. Grantors’ Organizational Numbers. Without providing at least twenty (20) days’ prior written notice to the Purchaser, such Grantor shall not change its organizational identification number if it has one. If such Grantor does not have an organizational identification number and later obtains one, such Grantor shall forthwith notify the Purchaser of such organizational identification number promptly upon obtaining such identification number.

7.04. Reserved.

7.05. Covenants in Purchase Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its subsidiaries.

7.06. Promissory Notes and Tangible Chattel Paper. If such Grantor, together with the other Grantors, shall at any time hold or acquire any instruments, promissory notes or tangible chattel paper in an aggregate principal amount of more than $50,000 payable to such Grantor under or in connection with any account, such Grantor shall forthwith endorse, assign and deliver the same to the Purchaser, accompanied by such instruments of transfer or assignment duly executed in blank as the Purchaser may from time to time specify to be held by the Purchaser as Collateral pursuant to this Agreement.

7.07. Deposit Accounts. For each deposit account that such Grantor at any time opens or maintains, such Grantor shall, at the Purchaser’s request and option, either (a) cause the depository bank to enter into a written agreement or other authenticated record with the Purchaser, in form and substance reasonably satisfactory to the Purchaser, pursuant to which such depository bank shall agree, among other things, to comply at any time with instructions from the Purchaser to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor, or (b) arrange for the Purchaser to become the customer of the depository bank with respect to the deposit account; provided, however, that notwithstanding the foregoing, the requirements of this Section 7.07 shall not apply to any zero balance payroll or similar disbursement account maintained by any Grantor (and each Grantor agrees not to deposit in any payroll account or similar disbursement account maintained by it any funds, except funds needed at the time of deposit (or within three days thereafter) to meet payroll needs of such Grantor).

7.08. Pledged Stock. If such Grantor, together with the other Grantors, shall at any time hold or acquire any Pledged Stock granted to such Grantor by an account debtor to settle an account in an aggregate principal amount of more than $50,000, such Grantor shall forthwith deliver the same to the Purchaser, accompanied by an executed blank stock power and such other instruments of transfer or assignment duly executed in blank as the Purchaser may from time to time specify to be held by the Purchaser as Collateral pursuant to this Agreement.

7.09. Reserved.

7.10. Reserved.

7.11. Reserved.

7.12. Reserved.

7.13. Reserved.

7.14. Maintenance of Collateral; Compliance with Laws. (a) Such Grantor shall not use the Collateral in violation of any law to the extent that such violation could reasonably be expected to have a Material Adverse Effect.

7.15. Reserved.

7.16. Reserved.

7.17. Periodic Certification. From time to time on demand (which demand, absent an Event of Default, shall be no more frequent than once every four months) from the Purchaser such Grantor shall deliver to the Purchaser either (a) new Schedules setting forth the information required pursuant to Sections 6.01, 6.03 and 6.06, and a certificate from an executive officer of the Seller certifying as to the accuracy of the information set forth therein or (b) a certificate from an executive officer of the Seller confirming that there has been no change in the information set forth on the Schedules delivered as of the date hereof or since the date of the most recent certificate delivered pursuant to Section 7.17(a), as applicable.

7.18. Other Actions as to any and all Collateral. Such Grantor further agrees to take any other action reasonably requested by the Purchaser to insure the attachment, perfection and, first priority of, and the ability of the Purchaser to enforce, the Security Interest in any and all of the Collateral provided by such Grantor including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that such Grantor’s signature thereon is required therefor; (b) causing the Purchaser’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Purchaser to enforce, the Security Interest in such Collateral; (c) complying with any provision of any statute, regulation or treaty of the United States of America as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Purchaser to enforce, the Security Interest in such Collateral; (d) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on such Collateral; (e) providing to the Purchaser “control” over such Collateral, to the extent that perfection can only be achieved under the UCC by control or where obtaining perfection by control provides more protection to the Purchaser that perfection by filing a financing statement; and (f) taking all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction; provided, however, that nothing contained in clause (d) or (e) shall require such Grantor to pay any consideration (other than any governmental application, processing, filing or recording fees) in order to obtain any consent or waiver referred to in such clauses.

7.19. Treatment of Accounts. Subject to Section 5.10 of the Purchaser Agreement, no Grantor shall grant or extend the time for payment of any material account, or compromise or settle any account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business.

Section 8. [RESERVED].

Section 9. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

9.01. Expenses Incurred by the Purchaser. In its discretion, the Purchaser may, if the relevant Grantor fails to do so, discharge taxes and other encumbrances at any time levied or placed on any material portion of the Collateral and pay any necessary filing fees. Each Grantor agrees to reimburse the Purchaser on demand for any and all expenditures so made, and all sums disbursed by the Purchaser in connection with this Section 9.01, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Purchaser shall bear interest at the per annum rate specified in Section 17 and shall constitute additional Secured Obligations. The Purchaser shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof relieve any Grantor of any default.

9.02. Purchaser’s Obligations and Duties.

(a) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral provided by it to be observed or performed by such Grantor thereunder. The Purchaser shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Purchaser of any payment relating to any of the Collateral, nor shall the Purchaser be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Purchaser in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the or to which the Purchaser may be entitled at any time or times.

(b) The Purchaser’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as the Purchaser deals with similar property for its own account.

(c) Neither the Purchaser nor any of its respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Purchaser hereunder are solely to protect the Purchaser’s interests in the Collateral and shall not impose any duty upon Purchaser to exercise any such powers. The Purchaser shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from their respective gross negligence or willful misconduct.

(d) Each Grantor acknowledges that the rights and responsibilities of the Purchaser under this Agreement with respect to any action taken by the Purchaser or the exercise or non-exercise by the Purchaser of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them.

9.03. Reserved.

Section 10. DEPOSITS. The Purchaser may after the occurrence and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Purchaser to any Grantor may at any time be applied to or set off against any of the Secured Obligations whether or not due and owing.

Section 11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request of the Purchaser, notify account debtors and other persons obligated on any of the Collateral of such Grantor of the Security Interest in any account or chattel paper, promissory notes or instruments payable to such Grantor under or in connection with any account, or Pledged Stock delivered to such Grantor to settle an account, or other claims constituting Collateral that payment thereof is to be made directly to the Purchaser or to any financial institution designated by the Purchaser as the Purchaser’s agent therefor, and the Purchaser may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts and other claims constituting Collateral received by the Grantor as trustee for the Purchaser without commingling the same with other funds of the Grantor and shall turn the same over to the Purchaser in the identical form received, together with any necessary endorsements or assignments. The Purchaser shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Without limitation of the foregoing, during the continuation of an Event of Default (1) the Purchaser shall have the right, but not the obligation, to make test verifications of the accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Purchaser may require in connection with such test verifications, and (2) the Purchaser in its own name or in the name of others may communicate with account debtors on the accounts to verify with them to the Purchaser’s satisfaction the existence, amount and terms of any accounts. The Purchaser may apply the proceeds of collection of accounts and other claims constituting Collateral received by the Purchaser to the Secured Obligations or hold such proceeds as additional Collateral, at the option of the Purchaser. The provisions of Section 9-209 of the NYUCC shall not apply to any account as to which notification of assignment has been sent to the account debtor or other person obligation on the Collateral, whether under this Section 11, Section 12 or Section 13.

Section 12. POWER OF ATTORNEY.

12.01. Appointment and Powers of Purchaser. Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Purchaser and any officer or Purchaser thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Purchaser the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(a) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Purchaser for the purpose of collecting any and all such moneys due under any account or with respect to any other Collateral whenever payable;

(b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance and pay all or any part of the premiums therefor and the costs thereof;

(c) execute, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(d) exercise all rights of such Grantor as owner of the Pledged Stock or as party to any partnership, limited liability company or similar agreement, including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings and exercise all voting and consent rights with respect to the Pledged Stock;

(e) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Purchaser or as the Purchaser shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Purchaser may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Purchaser were the absolute owner thereof for all purposes, and do, at the Purchaser’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Purchaser deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(f) to the extent that such Grantor’s authorization given in Section 4 is not sufficient, to file such financing statements or similar documents under the laws of any jurisdiction with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement or such other document, as the Purchaser may deem appropriate and to execute in such Grantor’s name such financing statements, other such documents and amendments thereto and continuation statements which may require such Grantor’s signature.

Anything in this Section 12.01 to the contrary notwithstanding, the Purchaser agrees that it will not exercise any rights under the power of attorney provided for in this Section 12.01 (other than under paragraph (e) of this Section 12.01) unless an Event of Default shall have occurred and be continuing.

12.02. Failure of Grantor to Perform. If any Grantor fails to perform or comply with any of its agreements contained herein, the Purchaser, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

12.03. Expenses of Attorney-in-Fact. The expenses of the Purchaser incurred in connection with actions undertaken as provided in this Section 12, together with interest thereon at a rate equal to the lower of (i) the highest rate permitted by applicable law, and (ii) one and one-half percent (1.5%) per month, compounded monthly, shall be payable by such Grantor to the Purchaser on demand.

12.04. Ratification by Grantor. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 12. This power of attorney is a power coupled with an interest and is irrevocable.

12.05. No Duty on Purchaser. The powers conferred on the Purchaser, its directors, officers and agents pursuant to this Section 12 are solely to protect the Purchaser’s interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Purchaser shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or Purchasers shall be responsible to any Grantor for any act or failure to act, except for the Purchaser’s own gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

Section 13. REMEDIES.

13.01. Default. Grantors shall be in default under this Agreement (a) whenever any Event of Default has occurred and is continuing (and each of the Grantors shall thereupon be in default hereunder without regard to whether or to what degree any Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after any Secured Obligation has become due and payable and remains unpaid beyond any applicable grace period.

13.02. Remedies Upon Default. At any time when any Grantor is in default under this Agreement as set forth in Section 13.01, the Purchaser may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the NYUCC or any other applicable UCC or other applicable law, (ii) each and all of the rights and remedies available to it under the Purchase Agreement or any other Transaction Document, and (iii) each and all of the following rights and remedies:

(a) Collection Rights. Without notice to any Grantor or any other Loan Party, the Purchaser may notify any or all account debtors and obligors on any accounts, chattel paper or instruments evidencing an account, or other claims constituting Collateral of the Purchaser’s Security Interests therein or the issuers of Pledged Stock delivered to settle an account and may direct, demand and enforce payment thereof directly to the Purchaser. The provisions of Section 9-209 of the NYUCC shall not apply to any account or chattel paper, promissory note or payment intangible as to which notification of assignment has been sent to the account debtor.

(b) Foreclosure. The Purchaser may sell, lease, license or otherwise dispose of or transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at the Purchaser’s offices or on any Grantor’s premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, the Purchaser may be the purchaser at any such sale and in such event, the Purchaser may bid part or all of the Secured Obligations owing to it without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Each Grantor agrees that at least ten (10) calendar days’ written notice to such Grantor of the time and place of any public sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the public sale of any other Collateral), or the time after which any private sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the private sale of any other Collateral) is to be made, shall be commercially reasonable. For purposes of such notice, to the fullest extent permitted by law (i) each Grantor waives notice of any sale of Collateral owned by any other Grantor and (ii) each Grantor agrees that notice given to the Seller shall constitute notice given to such Grantor. The giving of notice of any such sale or other disposition shall not obligate the Purchaser to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

(c) Voting Rights. The Purchaser may exercise any and all rights of any Grantor as the owner of any Pledged Stock delivered to a Grantor to settle an account, including, without limitation, voting rights, rights to give or withhold consent under any agreement under which such Pledged Stock is issued.

(d) Appointment of Receiver. Without limiting any other right or remedy of the Purchaser in this Agreement, upon the occurrence and during the continuance of any Event of Default, the Purchaser may by instrument in writing appoint any person as a receiver of all or any part of the Collateral of each applicable Grantor. The Purchaser may from time to time remove or replace a receiver, or make application to any court of competent jurisdiction for the appointment of a receiver. Any receiver appointed by the Purchaser shall (for purposes relating to responsibility for the receiver’s acts or omissions) be considered to be the Purchaser of each applicable Grantor. The Purchaser may from time to time fix the receiver’s remuneration and the Grantors shall pay the amount of such remuneration to the Purchaser. The Purchaser shall not be liable to any Grantor or any other person in connection with appointing or not appointing a receiver or in connection with the receiver’s actions or omissions.

13.03. Reserved.

13.04. Waivers by Grantors. Each Grantor hereby irrevocably waives (a) all rights of redemption from any foreclosure sale; (b) the benefit of all valuation, appraisal, exemption and moratorium laws; (c) to the fullest extent permitted by law, all rights to notice or a hearing prior to the exercise by the Purchaser of its right to take possession of any Collateral, whether by self-help or by legal process and any right to object to the Purchaser taking possession of any Collateral by self-help; and (d) if the Purchaser seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that the Purchaser retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.

13.05. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Purchaser in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Purchaser, be held by the Purchaser as Collateral for, or then, or at any other time thereafter, applied in full or in part by the Purchaser against, the Secured Obligations in the following order of priority:

FIRST: to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Purchaser and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Purchaser in connection therewith, and all amounts for which the Purchaser is entitled to indemnification hereunder and all reasonable advances made by the Purchaser hereunder for the account of any Grantor, and to the payment of all reasonable costs and expenses paid or incurred by the Purchaser in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19.09;

SECOND: to the payment of all other Secured Obligations then due and payable in the manner and order provided in the Purchase Agreement;

THIRD: to any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC or other applicable law; and

FOURTH, to the payment to or upon the order of the Grantor entitled thereto, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

13.06. Surplus; Deficiency. Any surplus proceeds of any sale or other disposition by the Purchaser of any Collateral remaining after discharge of the Purchase Agreement and after all Secured Obligations are paid in full and in cash and any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC are paid in full shall be paid over to the Grantor entitled thereto, or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to termination and discharge of the Purchase Agreement, such surplus proceeds may be retained by the Purchaser and held as Collateral until termination and discharge of the Purchase Agreement. The Seller and each Guarantor shall be and remain liable for any deficiency.

13.07. Information Related to the Collateral. If, during the continuance of an Event of Default, the Purchaser determines to sell or otherwise transfer any Collateral, each Grantor shall, and shall cause any Person controlled by it to, furnish to the Purchaser all information the Purchaser may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or transfer. The Purchaser shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely (but not in violation of any law, including federal securities laws) to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of the Purchaser, freely to any Person that the Purchaser in good faith believes to be a potential or prospective purchaser in such sale or transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

13.08. Reserved.

13.09. Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Transaction Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. The Purchaser may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of the Purchaser against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

13.10. Reserved.

Section 14. STANDARDS FOR EXERCISING REMEDIES.

14.01. Commercially Reasonable Manner. To the extent that applicable law imposes duties on the Purchaser to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Purchaser (a) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of; (b) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (c) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (e) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (h) to dispose of assets in wholesale rather than retail markets; (i) to disclaim disposition warranties; (j) to purchase insurance or credit enhancements to insure the Purchaser against risks of loss, collection or disposition of Collateral or to provide to the Purchaser a guaranteed return from the collection or disposition of Collateral; or (k) to the extent deemed appropriate by the Purchaser, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Purchaser in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Purchaser would not be commercially unreasonable in the Purchaser’s exercise of remedies against the Collateral and that other actions or omissions by the Purchaser shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14. Without limiting the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to any Grantor or to impose any duties on the Purchaser that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

14.02. Standard of Care. The powers conferred on the Purchaser hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. The Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Purchaser accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.

Section 15. WAIVERS BY GRANTOR; OBLIGATIONS ABSOLUTE.

15.01. Specific Waivers. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of any purchase pursuant to the terms of the Purchase Agreement, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description other than those required pursuant to the Purchase Agreement or any other Transaction Documents to which such Grantor is a party.

15.02. Obligations Absolute. All rights of the Purchaser hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreement, any other Transaction Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Transaction Document, or any other agreement or instrument; (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement other than the prompt and complete performance and payment in full of the Secured Obligations.

Section 16. MARSHALLING. The Purchaser shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Purchaser’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 17. INTEREST. Until paid, all amounts due and payable by each Grantor hereunder shall be deemed to be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at a rate equal to the lower of (i) the highest rate permitted by applicable law, and (ii) one and one-half percent (1.5%) per month, compounded monthly.

Section 18. REINSTATEMENT. The obligations of each Grantor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Grantor or any other obligor or otherwise, all as though such payment had not been made.

Section 19. MISCELLANEOUS.

19.01. Notices. All notices, requests and demands to or upon the Purchaser or any Grantor hereunder shall be effected in the manner provided for in Section 7.03 of the Purchase Agreement.

19.02. GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, WASHOE COUNTY AND CITY OF RENO; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PURCHASER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA, WASHOE COUNTY AND CITY OF RENO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEVADA. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.03. WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT.

19.04. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

19.05. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

19.06. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

19.07. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

19.08. Survival of Agreement. All representations, warranties and agreements made by or on behalf of any in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof or thereof and the payment of the Secured Obligations. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Transaction Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 7.05 and 7.14 of the Purchase Agreement, shall survive the payment in full of the Secured Obligations and any termination of this Agreement or any of the other Transaction Documents.

19.09. Fees and Expenses; Indemnification.

(a) The Grantors, jointly and severally, agree to pay upon demand the amount of any and all reasonable expenses, including the fees, disbursements and other charges of counsel and of any experts or Purchasers, which (i) the Purchaser may incur in connection with (x) collecting against any Grantor or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents, (y) the exercise, enforcement or protection of any of the rights of the Purchaser hereunder or (z) the failure of any Grantor to perform or observe any of the provisions hereof, and (ii) the Purchaser may incur in connection with (x) the administration of this Agreement (including the customary fees and charges for any audits conducted by it or on its behalf with respect to the accounts receivable) or (y) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral.

Each Grantor agrees to pay, and to save the Purchaser harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Seller would be required to do so pursuant to Section 7.05 of the Purchase Agreement.

(b) The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(c) Each Grantor agrees that the provisions of Article III of the Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis, and the Purchaser shall be entitled to rely on each of them as if they were fully set forth herein.

19.10. Binding Effect; Several Agreement. This Agreement is binding upon each Grantor and the Purchaser and their respective successors and permitted assigns, and shall inure to the benefit of the Grantors, the Purchaser and their respective successors and permitted assigns, except that no Grantor shall have any right to assign or transfer its rights or obligations hereunder or any interest herein, except as specifically permitted by the Purchase Agreement, without the prior written consent of the Purchaser (and any such assignment or transfer shall be void).

19.11. Waivers; Amendment.

(a) No failure or delay of the Purchaser in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder and of the Purchaser under the Purchase Agreement and other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Purchaser and each affected Grantor.

19.12. Set Off. Each Grantor hereby irrevocably authorizes the Purchaser at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchaser to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Purchaser may elect, against and on account of the obligations and liabilities of such Grantor to the Purchaser hereunder and claims of every nature and description of the Purchaser against such Grantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchaser may elect. The Purchaser shall notify such Grantor promptly of any such set-off and the application made by the Purchaser of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchaser may have.

19.13. Integration. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

19.14. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(b) the Purchaser does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors, on the one hand, and the Purchaser, on the other hand, in connection herewith or therewith is solely that of seller and purchaser (or, in the case that a Grantor owes Secured Obligations to the Purchaser, that of debtor and creditor); and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Purchaser.

19.15. Additional Grantors and Guarantors. Each subsidiary of the Seller that is required to become a party to this Agreement pursuant to Section 5.10(b) of the Purchase Agreement shall become a Grantor and Guarantor for all purposes of this Agreement upon execution and delivery by such subsidiary of an Assumption Agreement in the form of Annex I hereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

AXOGEN, INC.

By:	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	CEO

AXOGEN CORPORATION.

By:	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	CEO

[Collateral Agreement – Signature Page]

PDL BIOPHARMA, INC.,
as Purchaser

By:	/s/ John P. McLaughlin
	Name:	John P. McLaughlin
	Title:	President and Chief Executive Officer

[Guarantee and Collateral Agreement – Signature Page]

Annex A to Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , made by                     , a             (the “Additional Grantor”), in favor of PDL Biopharma, Inc., as Purchaser (the “Purchaser”) party to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

W I T N E S S E T H:

WHEREAS, AxoGen, Inc. (“Seller”) and the Purchaser have entered into the Revenue Interests Purchase Agreement, dated as of October 5, 2012 (as amended, supplemented, replaced or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, the Seller and certain of its Affiliates (other than the Additional Grantor) have entered into a Guarantee and Collateral Agreement, dated as of October 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Purchaser;

WHEREAS, the Purchase Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 19.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in the update to the Schedules to the Purchase Agreement most recently delivered pursuant to the terms of the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as to the Additional Grantor contained in Section 6 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Schedule 6.01

Name: AxoGen, Inc.

Jurisdiction of Organization: Minnesota

Identification Number: 41-1301878

Chief Executive Office: 13859 Progress Boulevard, Suite 100

                                                     Alachua, Florida 32615

Prior Organizational Names: LecTec Corporation

Name: AxoGen Corporation

Jurisdiction of Organization: Delaware

Identification Number: 55-0805988

Chief Executive Office: 13859 Progress Boulevard, Suite 100

                                                     Alachua, Florida 32615

Prior Organizational Names: None

Schedule 6.06

Nature of Collateral

Guarantor	Bank	Account Number
AxoGen, Inc.	Silicon Valley Bank	***
AxoGen Corporation	Silicon Valley Bank	***